Exhibit (n)(1)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.	777 Brickell Avenue, Suite 500
Suite 400 East	Miami, Florida 33131-2803
Washington, D.C. 20007-5208	(305) 371-2600
(202) 965-8100	Fax: (305) 372-9928
Fax: (202) 965-8104
175 Powder Forest Drive
Suite 201
Simsbury, CT 06089-9668
(860) 392-5000
Fax: (860) 392-5058

December 17, 2008

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado 80111

Re:	COLI VUL-4 Series Account of Great-West Life & Annuity Insurance Company
Post-Effective Amendment No. 2 to the Registration Statement on Form N-6
File Nos. 333-145333 and 811-22105

Ladies and Gentlemen:

     We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/Jorden Burt LLP

                                        Jorden Burt LLP

JORDEN BURT LLP

www.jordenusa.com